Exhibit 21.1
Laureate Education, Inc.
List of Subsidiaries as of February 12, 2021

	Company	Jurisdiction of Organization	D/B/A
1.	GNUCO Pty Ltd	Australia
2.	Monash South Africa. Ltd.	Australia
3.	Educacao Interativa do Brasil, Ltda.	Brazil
4.	FACS Serviços Educacionais Ltda.	Brazil	Universidade Salvador
5.	FMU – Faculdades Metropolitanas Unidas Educacionais Ltda.	Brazil	Centro Universitario das Faculdades Metropolitanas Unidas (“FMU”)
6.	FADERGS—Faculdade de Desenvolvimento do Rio Grande do Sul Ltda.(fka ESADE)	Brazil
7.	Instituto Brasileiro de Medicina de Reabilitação, Ltda.	Brazil	Centro Universitario IBMR
8.	ISCP—Sociedade Educacional Ltda.	Brazil	Universidade Anhembi Morumbi
9.	Rede Internacional de Universidades Laureate Ltda.	Brazil
10.	Sociedade Capibaribe de Educação e Cultura Ltda.	Brazil	Faculdade dos Guararapes
11.	Sociedade de Educação Ritter dos Reis Ltda	Brazil	Centro Universitario Ritter dos Reis—Uniritter
12.	Sociedade del Ensino Superior da Bahia	Brazil
13.	Sociedade Educacional Luiz Tarquinio	Brazil
14.	Sociedade Paraibana de Educação e Cultura Ltda.	Brazil	Faculdade Internacional da Paraiba
15.	Sociedade Potiguar de Educação e Cultura Ltda.	Brazil	Universidade Potiguar
16.	LEI Combination Holdings Limited	Cayman Islands
17.	Fleet Street Development Company SpA	Chile
18.	Inmobiliaria Educacional SPA	Chile
19.	Inmobiliaria e Inversiones San Genaro, SPA	Chile
20.	Inmobiliaria e Inversiones San Genaro Dos, SPA	Chile
21.	Laureate SPA	Chile
22.	Laureate Holding SPA	Chile
23.	Servicos Andinos SPA	Chile
24.	DeZen Education Training (China) Co.	China
25.	Laureate Investment Consulting (Shanghai) Co., Ltd.	China

26.	Servicios Profesionales Ad Portas, Ltda.	Ecuador
27.	Fleet Street Development Company Honduras, S. de R.L. de C.V.	Honduras
28.	Fundación Para el Desarollo de la Educación y Fomento de la Iniciativa Empresarial	Honduras
29.	Education Real Estate Honduras S DE RL DE CV (FKA Education Honduras S DE RL DE CV)	Honduras
30.	Universidad Tecnológica Centroamericana	Honduras	Universidad Tecnológica Centroamericana; Centro Universitario Tecnológico
31.	Laureate Education Asia Limited	Hong Kong
32.	LEI China, Limited	Hong Kong
33.	LEI Holdings, LTD	Hong Kong
34.	Merit International (HK) Limited	Hong Kong
35.	India Centric Education Hub Private Limited	India
36.	Exeter Street Holdings Sdn. Bhd.	Malaysia
37.	LEI Management Asia Sdn Bhd	Malaysia
38.	Colegio Americano de Veracruz, S.C.	Mexico	Universidad del Valle de Mexico
39.	Colegio Villa Rica Coatzacoalcos, S.C.	Mexico	Universidad del Valle de Mexico
40.	Colegio Villa Rica, S.C.	Mexico	Universidad del Valle de Mexico
41.	Corparación Educativa de Celaya, S.C.	Mexico
42.	Fundacion UVM, S.C. (fka Fundación Laureate S.C).	Mexico
43.	Estrater, S.A. de C.V., SOFOM	Mexico
44.	Institute for Executive Development Mexico S.A. de C.V.	Mexico
45.	Laureate Education Mexico, S. de R.L. de C.V.	Mexico
46.	LE Proteccion Contigo Agente de Seguros, SA de CV.	Mexico
47.	LEM Holdco, S DE RL De CV	Mexico
48.	Planeacion de Sistemas, S.A.P.I. de C.V.	Mexico
49.	Servicios Regionales Universitarios LE, S.C.	Mexico
50.	Universidad Autónoma de Veracruz, S.C.	Mexico	Universidad del Valle de Mexico
51.	Universidad del Valle de México, S.C.	Mexico	Universidad del Valle de Mexico

52.	Universidad Tecnológica de Mexico, S.C.	Mexico	Universidad Tecnológica de México; Universidad del Valle de Mexico
53.	Administradora CA Universitaria, S.C.	Mexico
54.	Education Trademark B.V.	Netherlands
55.	Fleet Street International Universities C.V.	Netherlands
56.	Laureate I B.V.	Netherlands
57.	Laureate Coöperatie U.A.	Netherlands
58.	Laureate International B.V.	Netherlands
59.	Laureate Middle East Holdings B.V.	Netherlands
60.	Laureate Online Education B.V.	Netherlands	University of Liverpool; University of Roehampton
61.	Education Honduras B.V. (fka Laureate Real Estate Holdings B.V).	Netherlands
62.	Laureate Netherlands Holding B.V. (fka Iniciativas Culturales de España B.V.)	Netherlands
63.	Laureate Trademark Holding B.V.	Netherlands
64.	Laureate-University of Liverpool Ventures B.V.	Netherlands
65.	LEI AMEA Investments B.V.	Netherlands
66.	LEI Bahrain Investments B.V.	Netherlands
67.	LEI European Investments, B.V.	Netherlands
68.	LEI Global Holding I B.V.	Netherlands
69.	Online Higher Education B.V.	Netherlands
70.	Fundaempresa B.V.	Netherlands
71.	Castro Harrigan Asociados Panamá, S. de R.L.	Panama
72.	Desarrollos Urbanos Educativas, S. de R.L.	Panama
73.	Laureate Panamá, S. de R.L.	Panama
74.	Ulatec, S. de R.L.	Panama
75.	Laureate Peru, SRL (fka Inversiones Educacionales Perú S.R.L.)	Peru
76.	Laureate Education Perú S.A.C.	Peru
77.	Metramark S.A.C.	Peru
78.	Universidad Peruana de Ciencias Aplicadas, S.A.C.	Peru
79.	Universidad Privada del Norte, S.A.C.	Peru
80.	Instituto de Educacion Superior Privado Cibertec SAC (fka Instituto de Educación Superior Tecnológico Privado Red Avansys S.A.C.)	Peru

81.	OIE Support spółka z ograniczoną odpowiedzialnością w organizacji	Poland
82.	Laureate Vocational Saudi Limited	Saudi Arabia
83.	Laureate Middle East Saudi Arabia Limited	Saudi Arabia
84.	LEI Singapore Holdings Pte. Ltd.	Singapore
85.	St. Theresa INTI Development Co. Limited	Thailand
86.	Laureate Obeikan, Ltd.	United Arabs Emirates
87.	Canter and Associates, LLC	Delaware, USA
88.	Educational Satellite Services, Inc.	Delaware, USA
89.	Exeter Street Holdings LLC	Maryland, USA
90.	Fleet Street Aviation, LLC	Washington, USA
91.	Fleet Street International University Holdings, LLC	Maryland, USA*
92.	FSIUH Holding LLC	Maryland, USA*
93.	Exeter Street Illinois LLC (fka Kendall College LLC)	Illinois, USA
94.	LEI Administration, LLC	Maryland, USA
95.	National Hispanic University, LLC	California, USA
96.	Post-Secondary Education Acquisition Corporation	Delaware, USA
97.	The Canter Group of Companies, LLC	California, USA
98.	Walden e-Learning, LLC	Delaware, USA
99.	Walden University, LLC	Florida, USA
100.	Wall Street International Holdings-US I, Inc.	Maryland, USA
* Also registered in the Dutch Chamber of Commerce.
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